CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report on the Claymore Trust comprised of the Claymore/Fiduciary Strategic Equity Fund and Claymore Peroni Equity Opportunities Fund dated June 17, 2005 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-122901) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21719).

                                                          ERNST & YOUNG LLP


Chicago, Illinois
June 24, 2005